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                                                                   EXHIBIT 10.62

                              EMPLOYMENT AGREEMENT

                  This AGREEMENT (the "Agreement") is made as of January 1, 2004 (the "Effective Date"), by and between Nextera Enterprises, Inc., a Delaware corporation (the "Company"), and Michael J. Dolan (the "Employee"). In consideration of the mutual covenants contained in this Agreement, the Company and the Employee agree as follows:

                  1. Employment. Commencing on the Effective Date, the Company agrees to employ the Employee and the Employee agrees to be employed by the Company on the terms and conditions set forth in this Agreement.

                  2. Capacity. During the Term (as hereinafter defined), the Employee shall serve the Company as its Chief Accounting Officer and Corporate Controller. In such capacity, the Employee shall perform such services and duties in connection with the business, affairs and operations of the Company consistent with the Employee's status as Chief Accounting Officer and Corporate Controller as may be assigned or delegated to the Employee from time to time by or under the direction and supervision of the Chairman and President or the officers of the Company as designated by the Board of Directors.

                  3. Term. Subject to the provisions of Section 6, the term of employment under this Agreement (the "Term") shall be for twelve 12 months from the Effective Date (the "Initial Term") and shall automatically renew for periods of one (1) year commencing at the expiration of the Initial Term (the "End Date") and on each subsequent anniversary of the End Date thereafter, unless either the Employee or the Company gives written notice to the other not less than thirty (30) days prior to the End Date or anniversary thereof, as applicable, of such party's election not to extend the Term.

                  4. Compensation and Benefits. The regular compensation and benefits payable to the Employee under this Agreement shall be as follows:

                  (a) Salary. During the Term, for all services rendered by the Employee under this Agreement, the Company shall pay or cause to be paid to the Employee a base salary (the "Salary") at an annual rate of One hundred and fifty-seven thousand five hundred dollars ($157,500).

                  (b) Bonus. The Employee will be eligible for a discretionary bonus upon approval of the Board of Directors upon the recommendation of the Chairman and President.

                  (c) Vacation. The Employee's vacation entitlement shall be in accordance with the Company's vacation policy in existence from time to time.

                  (d) Taxation of Payments and Benefits. The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and Benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the

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                  Company to make any payments to compensate the Employee for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

                  (e) Exclusivity of Salary and Benefits. The Employee shall not be entitled to any payments or benefits other than those provided under this Agreement (other than customary business expense reimbursements submitted and approved in accordance with Company policy).

                  5. Extent of Service. During the Employee's employment under this Agreement, the Employee shall, subject to the direction and supervision of the Chairman and President and Officers designated by the Board of Directors, devote substantially all of the Employee's business time, and use the Employee's best efforts and business judgment, skill and knowledge to the advancement of the Company's interests and to the discharge of the Employee's duties and responsibilities under this Agreement. The Employee shall not engage in any other business activity; provided that nothing in this Agreement shall be construed as preventing the Employee from:

                  (a) investing the Employee's assets in any company or other entity in a manner not prohibited by the Non-Compete, Non-Solicitation, Proprietary Information, Confidentiality and Inventions Agreement (the "Non-compete Agreement") referred to in section 7(a) and in such form or manner as shall not require any material activities on the Employee's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

                  (b) engaging in religious, charitable or other community or non-profit activities that do not materially impair the Employee's ability to fulfill the Employee's duties and responsibilities under this Agreement.

                  6. Termination and Termination Benefits. Notwithstanding the provisions of Section 3, the Employee's employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

                  (a) Termination by the Company for Cause. The Employee's employment under this Agreement may be terminated for Cause without further liability on the part of the Company effective immediately upon written notice to the Employee. Only the following shall constitute "Cause" for such termination:

                           (i) material dishonest statements or acts of the Employee with respect to the Company or any affiliate of the Company;

                           (ii) commission by the Employee of, or entry by the Employee of a guilty or no contest plea to, (x) a felony or (y) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; or

                           (iii) A willful violation by Employee of a federal or state law, rule or regulation applicable to the business of the Company of a type and kind that is materially adverse to the Company; or

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                           (iv)     willful and material breach of this
                  Agreement or the Non-Compete Agreement by the Employee, consistent unsatisfactory performance, gross negligence, habitual neglect of duties, willful misconduct or willful failure or refusal of the Employee to comply with explicit directions of the Chairman and President or Officers designated by the Board of Directors, which directions are consistent with Section 2 of this Agreement, in each instance after fifteen (15) days written notice and an opportunity to cure.

In making any determination under this Section 6(a), the Board shall act fairly and in good faith and shall give the Employee an opportunity to appear and be heard at a meeting with the Chairman and President and other Company management, which meeting may be held telephonically at the request of either the Company or the Employee, and present evidence on the Employee's behalf.

                  (b) Termination by the Employee. The Employee's employment under this Agreement may be terminated by the Employee by written notice to the Company at least thirty (30) days prior to such termination.

                  (c) Termination by the Company Without Cause or by the Employee with Good Reason. Subject to the payment of Termination Benefits pursuant to Section 6(d), the Employee's employment under this Agreement may be terminated by the Company without Cause upon written notice to the Employee by the Chairman and President or Officers designated by the Board of Directors or by the Employee with Good Reason upon written notice to the Board. For purposes of this Agreement, "Good Reason" shall mean, without the Employee's written consent, the occurrence of any of the following circumstances:

                           (i) the assignment to the Employee of any duties substantially inconsistent with and inferior to the position of Chief Accounting Officer and Corporate Controller of the Company or a significant adverse alteration in the nature or status of the Employee's responsibilities or the conditions of the Employee's employment as Chief Accounting Officer and Corporate Controller;

                           (ii) the Company's reduction of the Employee's Salary as in effect on the Effective Date or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of the Company;

                           (iii) except with respect to an across-the-board benefit plan reduction or elimination similarly affecting all management personnel of the Company, the Company's failure to continue in effect any material compensation or benefit plan in which the Employee participates, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the Company's failure to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants; or

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                           (iv)     the Company-required relocation of the
                  Employee's residence; provided; however, Employee acknowledges that he may be required to spend a substantial amount of time traveling on Company business. The Company shall pay for all of Employee's reasonable travel and living expenses associated with such travel from the Boston metropolitan area;

                           (v) the Company's failure to pay to the Employee any portion of the Employee's current compensation or to pay to the Employee any portion of an installment or deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

                           (vi) except with respect to an across-the-board
                  benefit plan reduction or elimination similarly affecting all management personnel of the Company, the Company's failure to continue to provide the Employee with benefits substantially similar to those currently enjoyed by the Employee under any of the Company's life insurance, medical, health and accident, or disability plans in which the Employee participates, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy; or

                           (vii) in the event the Company engages in a merger or other business combination or a sale of all or substantially all of its assets, the failure of any successor to the Company to expressly assume the obligations of the Company under this Agreement.

                  (d) Certain Termination Benefits. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Employee under this Agreement shall terminate on the date of termination of the Employee's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of the Employee's employment with the Company pursuant to Section 6(c) or the Company's failure to renew this Agreement as contemplated by Section 6(g), subject to the Employee's continuing compliance with his obligations under the Non-Compete Agreement (other than those under the Section entitled "Non-Compete/Exclusivity") the Company shall provide to the Employee the following termination benefits ("Termination Benefits"):

                           (i) continuation of the Employee's Salary at the rate then in effect pursuant to Section 4(a);

                           (ii) a bonus of twenty-five percent (25%) of the base salary earned in the calender year of the termination.

                           (iii) continuation of all Benefits to the extent authorized by and consistent with 29 U.S.C. Section 1161 et seq. (commonly known as "COBRA"), with the cost of the regular premium for such Benefits shared in the same relative

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                  proportion by the Company and the Employee as in effect on the date of termination;

                           (iv)     the Termination Benefits set forth in (i),
                  (ii), and (iii) above shall continue effective until six months from the date of the termination of the Employee's employment, and will include such payments for accrued vacation pay and any similar items required by law. Notwithstanding the foregoing, nothing in this Section 6(d) shall be construed to affect the Employee's right to receive COBRA continuation entirely at the Employee's own cost to the extent that the Employee may continue to be entitled to COBRA continuation after the Employee's right to cost sharing under
                  Section 6(d)(iii) ceases;

                           (v) Any options exercisable for Class A Common Stock granted to the Employee which are not vested at that time shall be deemed to have vested to the extent of fifty percent (50%) of such remaining unvested portion;

                           (vi)     Employee will be released from the
                  restrictions and covenants contained within the section entitled "Non-Compete/Exclusivity" under the Non-Compete Agreement executed by Employee, and upon termination of the payment of the Termination Benefits set forth in (i), (ii), and (iii) above, Employee will be released from the restrictions and covenants contained within the section entitled "Non-Solicitation" under the Non-Compete Agreement executed by Employee; provided, however, that at Employee's option upon prior written notice to the Company, Employee shall be released from the restrictions and covenants contained within the section entitled "Non-Solicitation" under the Non-Compete Agreement executed by Employee, and the Company shall have no further liability or obligation for the payment of any remaining Termination Benefits under Sections 6(d)(i), 6(d)(ii) and 6(d)(iii) from and after the date of such notice, which Termination Benefits shall be forfeited by Employee; and

                           (vii) In addition to the foregoing, in the event of the termination of the Employee's employment with the Company for any reason, the Employee shall be entitled to payment of any accrued and unpaid Benefits for which the Employee may otherwise be vested or entitled in accordance with the terms of the applicable plans governing such Benefits and to payment for reimbursable expenses under applicable Company policy within thirty (30) days of termination.

                  (e) Disability. At the election of the Company, this Agreement shall terminate on such date as may be selected by the Company after the Employee shall have failed to render and perform the services required of him under this Agreement during any period of 90 days within any 120 day period during the Term because of physical or mental disability. In the event of such termination, the Company shall have no further obligation for the payment of compensation or benefits hereunder, except (i) for compensation accrued and unpaid through the termination date and (ii) the payment of any disability insurance to which the Employee may be entitled. If there should be any dispute between the parties as to the Employee's physical or mental incapacity or disability pursuant to this Section 6(e), such question shall be settled by the opinion of an approved medical doctor. For this purpose an approved medical doctor shall mean

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a medical doctor selected by the Company and the Employee. If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose. The opinion of such medical doctor as to the matter in dispute shall be final and binding on the parties.

                  (f) Death. In the event of termination as a result of the Employee's death, the Company shall have no further obligation to the Employee's representatives and heirs hereunder.

                  (g) Failure to Renew Agreement. In the event the Company elects not to extend the term of this Agreement as permitted by Section 3 and the Employee's employment is terminated, the Employee shall be entitled to the Termination Benefits described in Section 6(d). In the event that the Employee elects not to extend the Term of this Agreement as provided in Section 3 and the Employee's employment is terminated, the Employee shall be entitled to the termination benefits described in Section 6(d)(vi).

                  7. Non-Compete, Non-Solicitation, Proprietary Information, Confidentiality and Inventions Agreements.

                  (a) The Employee agrees to sign the Non-Compete, Non-Solicitation, Proprietary Information, Confidentiality and Inventions Agreement, the form of which is attached hereto as Exhibit "A" and, except as set forth in Section 6(d)(vi), to comply with such Agreement during the Term.

                  (b) Litigation and Regulatory Cooperation. During the Employee's employment, the Employee shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Employee was employed by the Company; provided, however, that the Employee shall be permitted to give testimony and appear as a witness in any proceeding in which such testimony or appearance is required by law. The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During the Employee's employment, the Employee also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Company. The Employee also agrees to provide reasonable cooperation to the Company on matters of the type described in this Section 7(a) after termination of the Employee's employment. The Company shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this Section 7(b).

                  (b) Remedies. The Employee agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Employee of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Employee agrees that if the Employee breaches, or proposes to breach, any portion of this Section 7, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable

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relief to restrain any such breach without showing or proving any actual damage to the Company.

                  8. General.

                  (a) Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Employee's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts, the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators, except that the arbitrator shall apply the law as established by decisions of the U.S. Supreme Court and the federal and state courts sitting in Massachusetts in deciding the merits of claims and defenses under federal law or any state or federal anti-discrimination law, and any awards to the Employee for violation of any anti-discrimination law shall not exceed the maximum award to which the Employee could be entitled under the applicable (or most analogous) anti-discrimination or civil rights laws. In the event that any person or entity other than the Employee or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to grant the prevailing party reasonable costs and expenses, including reasonable attorney's fees and the costs of the arbitration. This Section 8(a) shall be specifically enforceable. Notwithstanding the foregoing, this Section 8(a) shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 8(a).

                  (b) Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements between the parties, whether oral or written, with respect to any related subject matter.

                  (c) Assignment: Successors and Assigns, etc. Neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Company may assign its rights under this Agreement without the consent of the Employee in the event that the Company shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity; provided such successor is the functional equivalent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

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                  (d)      Enforceability. If any portion or provision of this
Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then that court shall have the power to alter such provision to make it enforceable to the fullest extent permitted by law. The remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  (e) Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

                  (f) Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Employee at the last address the Employee has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Chairman and President, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

                  (g) Amendment. This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Company.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

                  9. Consent to Jurisdiction.

                  (a) Governing Law. This contract shall be construed under and be governed in all respects by the laws of the State of Massachusetts without giving effect to the conflict of laws principles of such state.

                  (b) Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 8(a) of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts in Boston, Massachusetts. Accordingly, with respect to any such court action, each of the Employee and the Company (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

Termination of Prior Employment Agreements. All prior employment agreements between the Employee and the Company or any of its subsidiaries or affiliates by and between the Employee and Nextera Enterprises, Inc., and all amendments and renewals thereof, are superseded by this

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Agreement and are terminated and are null and void, except that the Employee shall be entitled to any accrued and unpaid salary, bonus or benefits under his prior employment agreement through the Effective Date.

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                  11.      INTENDING TO BE LEGALLY BOUND by this Agreement and
IN WITNESS THEREOF, the undersigned parties have executed this Agreement as of this 3rd day of March, 2004.

                            NEXTERA ENTERPRISES, INC.

                             By: /s/ Michael P. Muldowney
                                 --------------------------------
                             Its: President and Chief Financial Officer

                             Michael J. Dolan
                             State of Residence:  Massachusetts

                             /s/ Michael J. Dolan
                             ------------------------------------

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                                    EXHIBIT A

             NONCOMPETE, NON-SOLICITATION, PROPRIETARY INFORMATION,
                    CONFIDENTIALITY AND INVENTIONS AGREEMENT

                  This Agreement is made as of January 1, 2004, by and between Nextera Enterprises Inc., a Delaware corporation, and the undersigned Employee. Employee and Nextera have also entered into an Employment Agreement of even date herewith (the "Employment Agreement"). In consideration of the employment and continued employment of Employee by Nextera Enterprises, Inc., its successors, subsidiaries and affiliates (collectively, "Nextera"), the Employee agrees to certain restrictions on activities necessary to avoid conflicts of interest, ensure the exclusivity of Employee's services and protect the goodwill, confidential information, and legitimate business interests of Nextera and its clients. To further these objectives, the Employee agrees to comply with the following provisions of this Agreement ("Agreement") as follows:

NONCOMPETE/EXCLUSIVITY

During the period of employment by Nextera:

         1. the Employee will devote substantially all of the Employee's business time to the business of Nextera in accordance with
                  Section 6 of the Employee's Employment Agreement with Nextera of even date herewith;

         2. will not engage in any business activity, current or proposed, which competes with the services or products being developed, marketed or sold by Nextera; and

         3. will not, without prior written consent of Nextera, invest in, enter into or assist any venture, enterprise, or endeavor which competes or intends to compete with Nextera, other than as a less than five percent (5%) stockholder of a publicly held company or a stockholder of a publicly held company which derives none or an immaterial portion (i.e., less than ten percent (10%)) of its revenues from services which compete with the services of Nextera.

The Employee represents that, to the best of the Employee's knowledge, employment by Nextera will not conflict with any agreement to which the Employee is subject.

NON-SOLICITATION

         1. The Employee acknowledges that the names and details of the firms with whom the Employee's has dealings while employed by Nextera constitute trade secrets belonging to Nextera. In order to preserve Nextera's trade secrets, during employment with Nextera and for a period of two (2) years after termination of the Employee's employment with Nextera for any reason, which two (2) year period or restrictions shall be reduced or eliminated as provided in the Employment Agreement in the event that Nextera terminates Employee's employment without Cause (as defined in the Employment Agreement) or

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                  Employee terminates his employment for Good Reason (as defined in the Employment Agreement):

                  (a) the Employee will not solicit or cause to be solicited, or aid in the solicitation of business from firms for which the Employee did work or from whom the Employee actively solicited business during the Employee's employment with Nextera or any of its subsidiaries or affiliates; and

                  (b) the Employee will not directly or indirectly contact or solicit any employee of Nextera with regard to present, future or contemplated employment opportunities on behalf of himself, or any other person, firm, corporation, governmental agency or other entity.

PROPRIETARY INFORMATION

         1. Proprietary Information refers to any information, not generally known in the relevant trade or industry, which was obtained from Nextera or any of its clients, past, present, or prospective, other than information that is or becomes known to the public or trade through no breach of this Agreement by the Employee.

         2. Proprietary Information includes, but is not limited to, the following items, whether or not labeled as such: customer lists, notes, drawings and writings; computer programs (including source and object codes), algorithms, systems, tools, spreadsheets, related documentation such as user manuals, functional and technical specifications, system descriptions, program documentation, output reports, terminal displays, and data file contents; plans, process and preparations for Nextera's current and proposed business activities; discoveries, inventions, developments, ideas, research, engineering, designs, and products; projects and improvements made or conceived in connection with Nextera's customer and prospective customer's lists; and marketing and financial data of Nextera and its clients.

         3. The Employee agrees not to disclose the existence of or contents of any documents, records, discs, tapes, and other media that contain Proprietary Information, and will not copy or remove any such material from Nextera or its client's premises, except as required by the Employee's duties or as approved by an authorized officer of Nextera.

         4. The Employee agrees to comply with all restrictions and regulations of Nextera's clients concerning any and all information such clients deem proprietary or confidential.

         5. The Employee agrees that any material relating to any matter within the scope of the business of Nextera, and any materials of clients of Nextera, is and shall remain the property of Nextera or such clients, as the case may be, and that upon termination of employment or at any earlier time as requested by Nextera, the

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                  Employee will immediately deliver such material and all copies in Employee's possession or control to Nextera or such clients, as the case may be.

         6. Nextera may provide the Employee with equipment (portable personal computer, software, etc.) for Employee's use in the course of employment by Nextera. The Employee acknowledges that any such equipment will remain the exclusive property of Nextera, and the Employee agrees to deliver such equipment to Nextera, as directed by Nextera, upon termination of employment for any reason, or at any time upon request of Nextera.

CONFIDENTIALITY

         1. Except in connection with the Employee's duties for Nextera, the Employee will not use or disclose to anyone outside Nextera, and will not use any Proprietary Information or material relating to the business of Nextera, or its clients, either during or after employment by Nextera, except with the written permission of Nextera.

         2. The Employee will not disclose to Nextera, and will not induce Nextera to use any confidential information or material belonging to others where such disclosure would, to the Employee's knowledge, violate any rights of, or any duty owing to, a third party.

         3. The Employee agrees not to discuss any information or respond to any inquiries from the press or other information agencies regarding Nextera without the express permission of Nextera, other than responding in the ordinary course of business to inquiries regarding the consulting industry generally or work done for clients of Nextera.

         4. The Employee shall be permitted to give testimony and appear as a witness in any proceeding in which such testimony or appearance is required by law, provided the Employee reasonably furnishes notice to Nextera in order to enable Nextera to seek a protective order, if applicable.

INVENTIONS

         1. The Employee agrees to disclose promptly and fully to Nextera all developments, inventions, discoveries, improvements, and proposals for new programs, systems, services, products, tools, or business endeavors which are related to any business activity by Nextera, current or proposed (collectively called "Developments").

         2. The Employee hereby assigns to Nextera the Employee's entire right, title, and interest in each and every work product or Development related to any business activity by Nextera, current or proposed (collectively called "Work Product"):

                  (a) made, developed or conceived solely by the Employee or jointly with others during or in the course of the Employee's employment by Nextera,

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

                  (b) made, developed or conceived wholly or partially as the result of any task assigned to the Employee or any work performed by the Employee for or on behalf of Nextera or its clients, and/or

                  (c) made or developed with the use of Nextera facilities or equipment.

         3. The Employee agrees to grant to Nextera a right of first refusal to market on a mutually agreed royalty basis, and a perpetual non-exclusive license to use, each and every Work Product or Development made, developed or conceived by the Employee during employment by Nextera which is not covered under the preceding paragraph.

         4. During employment with Nextera, the Employee agrees to provide Nextera with copies of any manuscripts produced by the Employee relating to the business of Nextera or which refers to Nextera in any manner for approval by Nextera prior to submission for publication.

         5. The Employee does not, however, assign any Developments, if any, relating in any way to Nextera business which were made prior to employment with Nextera, which Developments, if any, are identified on Exhibit A, attached to this Agreement.

GENERAL

         1. The Employee's obligations under this Agreement shall survive the termination of employment. The Employee understands that this Agreement does not create an obligation of Nextera or any other party to continue employment.

         2. Nextera shall have the unrestricted right to assign this Agreement to its parent company, its affiliates, and any and all successors in interest.

         3. It is agreed that Nextera may inform any person or entity subsequently employing or evidencing an intention to employ, Employee of the nature of the information Nextera asserts to be confidential, and may inform said person or entity of the existence of this Agreement, and provide to such persons or entity a copy of this Agreement.

         4. Any breach of this Agreement by the Employee may cause irreparable damage, and in the event of such a breach, Nextera shall have, in addition to any remedies at law, the right to an injunction to prevent or restrain a breach of the Employee's obligations hereunder.

         5. Nextera's failure to exercise any rights under this Agreement does not constitute a waiver of such right in the event of a subsequent violation of this Agreement.

         6. This Agreement shall be governed by the laws of the state of Employee's employment.

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

         7. In the event a court of competent jurisdiction shall determine that any provision in this Agreement is too restrictive in scope or duration, then that court shall have the power to alter such provision to make it enforceable to the fullest extent permitted by law. Such a determination shall not have the effect of rendering any other provision herein contained invalid.

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         INTENDING TO BE LEGALLY BOUND by this Agreement and IN WITNESS THEREOF, the undersigned parties have executed this Agreement as of this 3rd day March , 2004.

                            NEXTERA ENTERPRISES, INC.

                            By: _____________________________
                            Its: ____________________________

                            MICHAEL J. DOLAN
                            State of Residence: Massachusetts
                            _________________________________

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